EXHIBIT 23


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


ASA International Ltd.
Framingham, Massachusetts


    We hereby consent to the incorporation by reference in Registration Statement No. 33-312933 of ASA International Ltd. on Form S-8 of our report dated March 13, 1998, relating to the consolidated financial statements of ASA International Ltd. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


                                       /s/ BDO Seidman, LLP
                                           BDO Seidman, LLP

Boston, Massachusetts
March 30, 1998